UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 28, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 28, 2007, the Board of Directors of ADDvantage Technologies Group, Inc. (the “Company”), amended and restated the Amended  Sections 6.01, 6.02 and 6.04 of the Companys Bylaws to allow for uncertificated stock.

These sections were amended and restated in response to a NASDAQ rule requiring NASDAQ-listed companies to be eligible for the Direct Registration System (“DRS”) by January 1, 2008. The DRS system permits a shareholder’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.  The amendments to the Bylaws provide for the authority of the Company to issue or transfer shares of stock without certificates.

The foregoing description of the Company’s Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the Bylaws as attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

      The following exhibit is furnished herewith:

3.1	Amended and Restated Bylaws of ADDvantage Technologies Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                               ADDVANTAGE TECHNOLOGIES GROUP, INC.

 Date: December 28, 2007                                                        By: /s/ Daniel E. O'Keefe
                                                                                                     Daniel E. O'Keefe
                                            Chief Financial Officer

Exhibit Index

Exhibit Number      Description

99.1
3.1	Amended and Restated Bylaws of ADDvantage Technologies Group, Inc.
Exhib